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                                                                     EXHIBIT 4.3



                               DRUGSTORE.COM, INC.

                               SECOND ADDENDUM TO
             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This Second Addendum (this "Addendum") dated as of July 26, 1999, to the Fourth Amended and Restated Investors' Rights Agreement dated as of May 18, 1999 (the "Rights Agreement"), by and among drugstore.com, inc., a Delaware corporation (the "Company") and the parties listed on Exhibit A hereto hereby adds certain securities to the definition of "registrable securities" under the Rights Agreement. A prior Addendum to the Rights Agreement dated as of June 17, 1999 remains in full force and effect.


                                    RECITALS

         A. The Company and Amazon.com, Inc. ("Amazon.com") have entered into a letter agreement (the "Letter Agreement"), a copy of which is attached as Exhibit B hereto, pursuant to which the Company will sell to Amazon.com and Amazon.com will purchase from the Company $10,000,000 of shares of the Company's Common Stock in a private placement transaction to be closed concurrently with the closing of the Company's initial public offering of Common Stock (the "Amazon Private Placement"). The Company and the Investors party to the Rights Agreement are willing to grant Amazon.com registration rights with regard to such shares.

         B. On July 9, 1999, the Company's board of directors resolved to contribute 200,000 shares of Common Stock with registration rights to the drugstore.com Foundation.

         C. Pursuant to Section 5.2 of the Rights Agreement, this Addendum is being executed by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities presently outstanding, thereby permitting the Rights Agreement be amended hereby.

         D. Capitalized terms used herein and not defined shall have the meanings given to them in the Rights Agreement.


                                    AGREEMENT

         1. The parties agree that for purposes of Section 1 of the Rights Agreement, shares of Common Stock of the Company issued to Amazon.com pursuant to the Amazon Private Placement and shares of Common Stock given to the drugstore.com Foundation by the Company shall be deemed to be "Registrable Securities" for all purposes and subject to all conditions of the Rights Agreement. The drugstore.com Foundation shall become a party to the Rights Agreement upon execution of this Addendum.

         2. Each Investor hereby waives its right of first offer under Section
2.3 of the Rights Agreement with respect to the sale of shares of Common Stock to Amazon.com in the Amazon Private Placement and the transfer of shares for no consideration to the drugstore.com Foundation.

         3. This Addendum shall become effective upon the closing of the Amazon Private Placement. Upon such effectiveness:

            (a) all references in any document to the Rights Agreement shall be deemed to be references to the Rights Agreement as modified by this Addendum; and


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            (b) except as specifically modified hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof.

         4. This Addendum shall automatically terminate if the Amazon Private Placement is not consummated prior to November 30, 1999. If such termination occurs, this Addendum shall become void and of no further effect.

         5. This Addendum, which shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws, may be executed in counterparts.



                            [Signature Page Follows]



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                                    EXHIBIT A

                                    INVESTORS



Name and Address
-------------------------------------------------------------

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011


General Nutrition Companies, Inc.
300 6th Avenue
Pittsburgh, PA 15222


Vulcan Ventures Incorporated
110th Avenue Northeast, Suite 550
Bellevue, Washington  98004


Kleiner Perkins Caufield & Byers VIII
2750 Sand Hill Road
Menlo Park, CA 94025

KPCB VIII Founders Fund, L.P.
2750 Sand Hill Road
Menlo Park, CA 94025

KPCB Life Sciences Zaibatsu Fund II, L.P.
2750 Sand Hill Road
Menlo Park, CA 94025

David Whorton
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

Amazon.com, Inc.
1516 2nd Avenue
Seattle, WA 98101
Attn: General Counsel

Peter M. Neupert
13920 SE Eastgate Way, Suite 300
Bellevue, WA  98005

Maveron Equity Partners, L.P.
800 Fifth Avenue, Suite 4100



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Maveron Equity Partners, L.P.
800 Fifth Avenue, Suite 4100
Seattle, WA  98104

Liberty DS, Inc.
8101 Prentice Avenue, Suite 500
Englewood, CO  80111



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         The parties have executed this Second Addendum to the Fourth Amended and Restated Investors' Rights Agreement as of the date first above written.



COMPANY:                     INVESTORS:

DRUGSTORE.COM, INC.,         RITE AID CORPORATION,


By: /s/ Peter M. Neupert     By: /s/ Martin L. Grass
   ----------------------       --------------------------------
Peter M. Neupert             Name:  Martin L. Grass
President                    Title: Chairman of the Board & CEO

Address:                     Address:
13920 SE Eastgate Way        30 Hunter Lane
Suite 300                    Camp Hill, PA 17011
Bellevue, WA 98005

                             GENERAL NUTRITION COMPANIES, INC.,

                             By: /s/ James M. Sander
                             Name:  James M. Sander
                             Title: VP

                             Address:

                             ------------------------------------

                             ------------------------------------

                             VULCAN VENTURES INCORPORATED,

                             By: /s/ William D. Savoy
                                ----------------------------
                             Name:  William D. Savoy
                             Title:  Vice President

                             Address:
                             110 110th Avenue NE, Suite 550
                             Bellevue, WA 98004



                             KLEINER PERKINS CAUFIELD & BYERS VIII, L.P.,

                             By: KPCB VIII Associates, L.P., its General Partner

                             By: /s/ L. John Doerr
                                ------------------------
                             a General Partner

                             Address:
                             2750 Sand Hill Road
                             Menlo Park, CA 94025



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                             KPCB VIII FOUNDERS FUND, L.P.,

                             By: KPCB VIII Associates, L.P., its General Partner

                             By: /s/ L. John Doerr
                                -----------------------
                             a General Partner

                             Address:
                             2750 Sand Hill Road
                             Menlo Park, CA 94025

                             KPCB LIFE SCIENCES ZAIBATSU FUND II, L.P.,

                             By: KPCB VII Associates, L.P., its General Partner

                             By: /s/ L. John Doerr
                                -----------------------
                             a General Partner

                             Address:
                             2750 Sand Hill Road
                             Menlo Park, CA 94025

                             AMAZON.COM, INC.

                             By: /s/ Randy Tinsley
                                -----------------------
                             Name:   Randy Tinsley
                             Title: V.P. Corporate Development

                             Address:
                             1516 2nd Avenue
                             Seattle, WA 98101

                             PETER NEUPERT

                             By: /s/ Peter Neupert
                                -----------------------

                             Address:
                             13920 SE Eastgate Way, Suite 300
                             Bellevue, WA 98005


                             DRUGSTORE.COM FOUNDATION

                             By: /s/ Alesia Pinney
                                -----------------------
                             Name:  Alesia Pinney
                             Title:  Secretary

                             Address:
                             13920 SE Eastgate Way, Suite 300
                             Bellevue, WA 98005



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                             MAVERON EQUITY PARTNERS, L.P.

                             By: /s/ Dan Levitan
                                -----------------------
                             Name:
                             Title:

                             Address:
                             800 Fifth Ave., Suite 4100
                             Seattle, WA 98104



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